EXHIBIT 8.1

List of Subsidiaries and Consolidated Variable Interest Entities

Subsidiaries:	Place of Incorporation

Yiren Blue Boyage Limited	Cayman Islands
China Glory Securities Company Limited (formerly known as Varengold Capital Securities Limited)	Hong Kong
Yiren Green Management Limited	Hong Kong
YouRace Digital Holdings HK Limited (formerly known as Yiren Digital Hong Kong Limited)	Hong Kong
YouRace Hengchuang Technology Development (Beijing) Co., Ltd. (formerly known as Yiren Hengye Technology Development (Beijing) Co., Ltd.)	PRC
Chongqing Hengyuda Technology Co., Ltd.	PRC
Yiren Information Consulting (Beijing) Co., Ltd.	PRC
Yiren Hengsheng Technology Development (Beijing) Co., Ltd.	PRC
Shenzhen Zhongbang Information Consulting Service Co., Ltd.	PRC
Chongqing Henglangsheng Technology Co., Ltd.	PRC
Chongqing Hengxinxin Technology Co., Ltd.	PRC
Fujian Jiaying Financing Guarantee Co. Ltd.	PRC
Zhenzhi Youpin (Hainan) Technology Trade Co., Ltd.	PRC

Consolidated variable interest entities:

Hengcheng Technology Development (Beijing) Co., Ltd.*	PRC
CreditEase Puhui Information Consultant (Beijing) Co., Ltd.	PRC
Dekai Yichuang Asset Management (Shenzhen) Co., Ltd.	PRC
Hainan Haijin Yichuang Data Information Service Co., Ltd.	PRC
Haijin Yichuang Commercial Factoring (Shenzhen) Co., Ltd.	PRC
Haijin Yichuang Financial Leasing Co., Ltd.	PRC
Hainan Haijin Yichuang Micro-lending Co., Ltd.	PRC
Yiren Financial Information Service (Beijing) Co., Ltd.	PRC
Heilongjiang Changtuo Technology Development Co., Ltd. (formerly known as Harbin Wanbang Funong Agricultural Machinery Service Co., Ltd.)	PRC
Tianjin Linyang Information and Technology Co., Ltd.	PRC
Beijing Yiding Technology Co., Ltd.	PRC
Beijing Kechuang Xinlian Technology Co., Ltd.	PRC
Baijunda Logistics (Wuhan) Co., Ltd.	PRC
Wuhan Linyi Business Consulting Co., Ltd.	PRC
Hexiang Insurance Broker Co., Ltd.	PRC
Hejun Auto Rescue (Wuhan) Co., Ltd	PRC
Huijin No. 28 Single Capital Trust E3*	PRC
Yi Heng No. 1 Property Right Trust*	PRC
Bohai Trust Yirendai Personal Loan Single Capital Trust**	PRC
Huijin No. 28 Single Capital Trust E4**	PRC
Huijin No. 56 Collective Capital Trust E1**	PRC
Guomin Trust Nordson No.23-1**	PRC
Xizang Trust Xingyuan No.16**	PRC
Xizang Trust - Vittas 27 Phase 1 Pooled Fund Trust Plan**	PRC
Xizang Trust - Vittas 27 Phase 2 Pooled Fund Trust Plan**	PRC
Shan Guotou Jinke No. 02**	PRC
Shan Guotou Jinke No. 03**	PRC

*                 We have deconsolidated Hengcheng Technology Development (Beijing) Co., Ltd., Huijin No. 28 Single Capital Trust E3, Yi Heng No. 1 Property Right Trust as of the date of this annual report.

**          Please see note 2 to our audited consolidated financial statements included in this annual report for the details of the basis of consolidation.